As filed with the Securities and Exchange Commission on February 7, 2006
Registration No. 333-131284

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EDUCATION REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-1352180
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(901) 259-2500
(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul O. Bower
President and Chief Executive Officer
Education Realty Trust, Inc
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(901) 259-2500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
David M. Calhoun, Esq.
Heath D. Linsky, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
(404) 233-7000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered in this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit	Offering Price	Registration Fee
Common Stock, par value $0.01 per share	4,874,688 shares	$13.29 (1)	$64,784,604 (1)	$6,932 (1)
Common Stock, par value $0.01 per share	1,146,541 shares	$13.11 (2)	$15,031,153 (2)	$1,609
Common Stock, par value $0.01 per share	250,000 shares (3)	$16.48 (3)	$4,120,000 (3)	$441

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices on the New York Stock Exchange on January 23, 2006. The registrant previously paid the registration fee.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices on the New York Stock Exchange on February 3, 2006.

(3)	Comprised of shares issuable upon exercise of a warrant, which has an exercise price of $16.48 per share. The registration fee is calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2006
Prospectus
6,271,229 Shares
Education Realty Trust, Inc.
Common Stock
     This is a public offering by the selling stockholders listed in this prospectus, of up to 6,271,229 shares of our common stock. The shares of common stock offered by the selling stockholders are comprised of:
•	1,376,472 shares of common stock issued or issuable upon redemption of limited partnership units of Education Realty Operating Partnership, LP, our operating partnership subsidiary, which units were issued to selling stockholders on January 31, 2005, in connection with our acquisition of properties in our formation transactions;

•	269,757 shares of common stock issued or issuable upon redemption of limited partnership units of University Towers Operating Partnership, L.P., our subsidiary partnership that owns our University Towers properties, which units were issued to selling stockholders on January 31, 2005, in connection with our acquisition of the University Towers properties;

•	250,000 shares of common stock issued or issuable upon exercise of a warrant granted to JPI Investment Company, L.P. on January 31, 2005, in connection with our acquisition of properties in our formation transactions; and

•	4,375,000 shares of common stock issued to selling stockholders on September 30, 2005, in connection with our private placement of shares of our common stock.
     Additionally, this prospectus relates to our possible issuance of shares of common stock upon redemption of the limited partnership units in our operating partnership and our University Towers partnership referenced above and upon the exercise of the warrants referenced above. Each limited partnership unit in our operating partnership and our University Towers partnership referenced above is subject to redemption at the election of the holder of the unit. In the event of redemption, we may deliver one share of our common stock in exchange for each unit, or cash in an amount equal to the fair market value of one share of our common stock. We refer to the delivery of common stock in redemption of limited partnership units as both the redemption of the units and the conversion of the units into our common stock.
     The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may sell the shares being offered herein from time to time in public transactions or in privately negotiated transactions, without limitation, through any means described in the section hereof entitled “Plan of Distribution,” at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders will receive all of the net proceeds from the sales of the securities and will pay all selling commissions, if any, applicable to the sale of the securities. We will not receive any proceeds from the sale of the securities, but we will incur expenses in connection with the offering. Additionally, the warrant to purchase our common stock is exercisable at an exercise price of $16.48 per share. We will receive the exercise price when and if the holder exercises the warrant but we will not receive any proceeds from the selling stockholder’s sale of the shares issued on exercise.
     The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of common stock may be deemed to be “underwriters” under the Securities Act of 1933. See the section entitled “Plan of Distribution” beginning on page 44 of this prospectus.
     Our common stock is listed on the New York Stock Exchange under the symbol “EDR.” On February 6, 2006, the last reported sales price of our common stock on the New York Stock Exchange was $13.10 per share.
     You should read this prospectus and any supplements carefully before you invest. Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors,” beginning on page 4 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February __, 2006

ABOUT THIS PROSPECTUS
     This prospectus is part of a shelf registration statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.
     We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

INFORMATION ABOUT EDUCATION REALTY TRUST, INC.
     We are a self-managed and self-advised real estate investment trust, or REIT, organized to acquire, own, manage and selectively develop high quality student housing communities located near university campuses. We were formed to continue and expand upon the student housing business of Allen & O’Hara, Inc., a company with over 40 years of experience as an owner, manager and developer of student housing, which we believe is the most experienced student housing company in the United States.
     Our primary business objectives are to maximize cash flow available for distribution to our stockholders, and to achieve sustainable long-term growth in cash flow per share in order to maximize long-term stockholder value. We intend to achieve these objectives by (i) acquiring student housing communities nationwide that meet our focused investment criteria and (ii) maximizing revenues from operations of our owned and third-party managed properties through proactive and goal-oriented property management strategies. In addition, we plan to continue to grow our third-party management services business and our development consulting services business and to selectively develop properties for our own account.
     We conduct substantially all of our operations through our operating partnership, Education Realty Operating Partnership, LP, a Delaware limited partnership. We, through our ownership and control of the sole general partner of the operating partnership, have the responsibility and discretion in the management and control of the operating partnership. The limited partners of the operating partnership, in such capacity, have no authority to transact business for, or participate in management activities of, the operating partnership. This structure is commonly referred to as an umbrella partnership REIT, or UPREIT. University Towers Operating Partnership, LP, a Delaware limited partnership that we refer to as our University Towers partnership, owns our University Towers property. Our operating partnership owns and controls the sole general partner of our University Towers partnership. As a result, we, through our ownership and control of the sole general partner of the operating partnership, have the responsibility and discretion in the management and control of the University Towers partnership. The limited partners of the University Towers partnership, in such capacity, have no authority to transact business for, or participate in management activities of, our University Towers partnership.
     In connection with our formation transactions, on January 31, 2005, we acquired 14 student housing communities from affiliates of JPI Investment Company, L.P., a Texas limited partnership. We refer to this transaction as the JPI Acquisition. We acquired these properties for a purchase price of approximately $401.6 million, including the assumption of approximately $311.5 million in debt and the issuance of 499,688 limited partnership units in our operating partnership subsidiary. Each limited partnership unit in our operating partnership is subject to redemption at the election of the holder of the unit. In the event of redemption, we may deliver either one share of our common stock, subject to adjustment, in exchange for each unit, or cash in an amount equal to the fair market value of one share of our common stock. We also issued to JPI Investment Company, L.P. a warrant for the purchase of up to 250,000 shares of our common stock at an exercise price per share of $16.48 (103% of the offering price of our common stock in our initial public offering). The warrant became exercisable on February 1, 2006, and will expire on February 28, 2007. We refer to the warrant as the JPI Warrant. The shares of common stock issued or issuable upon redemption of the limited partnership units in our operating partnership and the shares of common stock issued or issuable upon exercise of the JPI Warrant are included in this offering.
     In our formation transactions, on January 31, 2005, we acquired additional properties that were owned by certain of our affiliates and unaffiliated third party investors, including the properties described below, and we acquired from certain of our affiliates our management company and development company subsidiaries. We refer to these acquisitions as the A&O Acquisition. Certain of our officers had a direct or indirect interest in certain of the properties and assets that we acquired in the A&O Acquisition. The officers with an interest in the acquired assets included Paul O. Bower, our Chairman of the Board, President and Chief Executive Officer, Randall H. Brown, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Craig L. Cardwell, our Executive Vice President and Chief Investment Officer, William W. Harris, our Senior Vice President of Development, Thomas J. Hickey, our Senior Vice President of Operations, and Wallace L. Wilcox, our Senior Vice President of Construction and Engineering. Each of Messrs. Bower, Brown, Cardwell, Harris, Hickey and Wilcox had a direct or indirect interest in Allen & O’Hara Education Services, Inc., which is our management company subsidiary, and in our properties known as The Reserve at Athens, Players Club, NorthPointe, The Reserve at Clemson, College Station and The Gables, each of which we acquired in our formation transaction. We paid to these officers and directors and their affiliates aggregate consideration of $16.8 million for their interests in these entities and properties in the form of $2.8 million in cash, 876,784 limited partnership units in our operating partnership having a value at that time of approximately $14.0 million. We also entered into a registration rights agreement with all of the persons who received operating partnership units in the transactions, including certain of our officers and directors. The agreement entitles unit holders to customary registration rights, including demand and piggyback registration rights, with respect to the shares of common stock that may be received upon a redemption of the operating partnership units. We filed this registration statement in order to comply with the registration rights agreement. The shares of common stock issued or issuable upon redemption of the limited partnership units, including the units issued to our officers, are included in this offering.
     In connection with our formation transactions, on January 31, 2005, our University Towers partnership acquired an additional student housing community in the Allen & O’Hara portfolio, known as University Towers, by acquiring the ownership interests in the two entities that own the limited liability company that owns the property. We refer to this transaction as the University Towers Acquisition. The contract price for the University Towers property was $37.5 million. Our University Towers partnership, through its acquisition of the equity interests of the owners of the limited liability company that owned the property, acquired the property subject to the existing mortgage debt, the outstanding principal amount of which was approximately $24.4 million on January 31, 2005. As part of the purchase price, our University Towers partnership issued an aggregate of 269,757 of its limited partnership units to the sellers or affiliates of the sellers of the properties. These included an aggregate of 181,877 limited partnership units issued to Mr. Bower and a company that he owns and 12,690 limited partnership units issued to Mr. Hickey, each of whom held an indirect interest in the University Towers property. The units also included 62,500 limited partnership units issued to Melton E. Valentine, Jr. and 12,690 limited partnership units issued to Robert Bird. Messrs. Valentine and Bird are not affiliates of our company. Each limited partnership unit in our University Towers partnership is subject to redemption at the election of the holder of the unit. In the event of redemption, we may deliver one share of our common stock, subject to adjustment, in exchange for each unit, or cash in an amount equal to the fair market value of one share of our common stock. The shares of common stock issued or issuable upon redemption of the limited partnership units, including the units issued to our officers, are included in this offering.
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     On September 14, 2005, our operating partnership entered into an agreement with Place Properties, L.P., a Tennessee limited partnership, and its affiliate to acquire 13 student housing communities located in six states and with a total of 5,894 beds, which we refer to as the Place Properties portfolio. On January 6, 2006, we completed the acquisition, and our operating partnership acquired the Place Properties portfolio for a combination of approximately $95.8 million in cash, including cash used to repay indebtedness, the issuance of 36,954 limited partnership units and the assumption of debt in the aggregate principal amount of approximately $98.7 million. The partnership units were valued at $500,000 based on the closing price of our common stock on the day immediately prior to the closing date. The limited partnership units have the same redemption rights as described above. The shares issuable upon redemption of these limited partnership units are not included in this offering.
     Also on January 6, 2006, we entered into a lease agreement with an affiliate of Place Properties that was dated and effective as of January 1, 2006. Pursuant to the lease agreement, an affiliate of Place Properties will lease and continue to operate each of the Place Properties portfolio properties that we acquired from Place Properties for an initial term of five years. The lease agreement provides for three renewal options of five years each, provided that the acquired properties continue to generate net operating income of at least 105% of the annual base rent payable to the Company.
     As of January 25, 2006, we owned and operated 26 off-campus student housing communities located in 17 states containing 19,501 beds, and we provided third-party management services for 20 student housing communities located in 11 states containing 11,073 beds. Additionally, as of January 25, 2006, we owned 13 off-campus housing communities located in six states containing 5,894 beds, which communities are leased to and operated by affiliates of Place Properties.
     On September 22, 2005, we entered into a definitive agreement to sell 4,375,000 shares of our common stock to certain new and existing institutional investors pursuant to a private placement at a price of $16.00 per share for aggregate net proceeds of $67.1 million. The shares were issued in reliance upon an exemption from registration provided by

Section 4(2) of the Securities Act of 1933, as amended (such Act is referred to as the Securities Act) and Rule 506 of Regulation D thereunder. All of these shares are included in this offering.
     We will elect to be taxed as a REIT for federal income tax purposes commencing with our tax year that ended December 31, 2005. In order to qualify as a REIT, a specified percentage of our gross income must be derived from real property sources, which would generally exclude our income from providing development and management services to third parties as well as our income from certain services afforded to our student-tenants. In order to avoid realizing such income in a manner that would adversely affect our ability to qualify as a REIT, we provide some services through our management company and our development company, with our management company electing, together with us, to be treated as our “taxable REIT subsidiary” or “TRS.” Our development company is disregarded for federal income tax purposes, and therefore, all of its operations, for federal income tax purposes are deemed to be made through our management company and, accordingly, treated as being delivered through a TRS.
     This is a public offering by the selling stockholders listed in this prospectus, of up to 6,271,229 shares of our common stock. The shares of common stock offered by the selling stockholders are comprised of:
•	1,376,472 shares of common stock issued or issuable upon redemption of limited partnership units of Education Realty Operating Partnership, LP, our operating partnership subsidiary, which units were issued to selling stockholders on January 31, 2005, in connection with our JPI Acquisition and A&O Acquisition;

•	269,757 shares of common stock issued or issuable upon redemption of limited partnership units of our University Towers partnership, which units were issued to selling stockholders on January 31, 2005, in connection with our University Towers Acquisition;

•	250,000 shares of common stock issued or issuable upon exercise of the JPI Warrant granted to JPI Investment Company, L.P. on January 31, 2005, in connection with our JPI Acquisition; and

•	4,375,000 shares of common stock issued to selling stockholders on September 30, 2005, in connection with our private placement of shares of our common stock.
     Additionally, this prospectus relates to our possible issuance of shares of common stock upon redemption of the limited partnership units in our operating partnership and our University Towers partnership referenced above and upon the exercise of the JPI Warrant. Each limited partnership unit in our operating partnership and our University Towers partnership referenced above is subject to redemption at the election of the holder of the unit. In the event of redemption, we may deliver one share of our common stock in exchange for each unit, or cash in an amount equal to the fair market value of one share of our common stock.
     Our principal executive offices are located at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. We also have management offices in each of the student housing communities that we manage. Our website address is www.educationrealty.com, and our telephone number is 901-259-2500. The information included in our website is not, and should not be considered to be, part of this prospectus.

RISK FACTORS
     An investment in our common stock involves various risks and uncertainties. You should carefully consider the following material risks in conjunction with the other information contained in this prospectus before purchasing our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially and adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors discussed below and the cautionary statements referred to in “Forward-Looking Statements” beginning on page 15 of this prospectus.
Risks Related to Our Properties and Our Business
Our results of operations are subject to the following risks inherent in the student housing industry: annual leasing cycle; concentrated lease-up period; seasonal cash flows; and increased risk of student defaults during the summer months of a 12-month lease.
     We generally lease our properties under 12-month leases, but we may also lease for terms of nine months or less. As a result, we may experience significantly reduced cash flows during the summer months at properties leased for terms shorter than 12 months. In addition, students leasing rooms under 12-month leases may be more likely to default in their rental payments during the summer months. Although we typically require a student’s parents to guarantee the student’s lease, we may have to spend considerable effort and expense in pursuing payment upon a defaulted lease, and our efforts may not be successful. Furthermore, all of our properties must be entirely re-leased each year, exposing us to increased risk of non-leased property. In addition, we are subject to increased leasing risk on properties that we acquire that we have not previously managed due to our lack of experience leasing those properties and unfamiliarity with their leasing cycles. Student housing communities are typically leased during a limited leasing season that begins in February and ends in August of each year. We are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season. Additionally, because Place Properties currently leases and operates 13 of our student housing communities, Place Properties’ ability to pay the lease payments may be dependent on the effectiveness of Place Properties’ marketing and leasing efforts and personnel with respect to those properties.
Our use of debt financing reduces cash available for distribution and may expose us to the risk of default under our debt obligations.
     Our charter and bylaws impose no limitation on the amount of debt we may incur. As of January 24, 2006, our total indebtedness was approximately $470.0 million. Our debt service obligations expose us to the risk of default and reduce (or eliminate) cash resources that are available to operate our business or make distributions necessary to maintain our REIT qualification. We have entered into a $100 million revolving credit facility to fund future property acquisitions and for other working capital needs, which may include the payment of distributions to our stockholders. The amount of debt available to us and our ability to borrow from time to time under this facility will be subject to certain conditions and the satisfaction of specified financial covenants, which may include limiting distributions to our stockholders. As of January 24, 2006, we had outstanding borrowings of $46.0 million and an outstanding letter of credit of $1.5 million under our line of credit. If the income generated by our properties and other assets fails to cover our debt service, we would be forced to reduce or eliminate distributions to our stockholders and may experience losses. Our level of debt and the operating limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:
•	we may be unable to borrow additional funds as needed or on favorable terms;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•	we may default on our payment or other obligations as a result of insufficient cash flow or otherwise, and the lenders or mortgagees may foreclose on our properties that secure their loans and receive an assignment of rents and leases; and

•	foreclosures could create taxable income without accompanying cash proceeds, a circumstance that could hinder our ability to meet the REIT distribution requirements.
We face significant competition from university-owned student housing and from other private student housing communities located within close proximity to universities.
     Many students prefer on-campus housing to off-campus housing because of the closer physical proximity to campus and integration of on-campus facilities into the academic community. Universities generally can avoid real estate taxes and borrow funds at lower interest rates, while we, and other private-sector operators, typically pay full real estate tax rates and have higher borrowing costs than universities. Consequently, universities often can offer more convenient and/or less expensive student housing than we can, which can adversely affect our occupancy and rental rates.
     We also compete with other national and regional owner-operators of off-campus student housing in a number of markets, as well as with smaller local owner-operators. There are a number of purpose-built student housing properties that compete directly with us located near or in the same general vicinity of many of our student housing communities. These competing student housing communities may be newer than our student housing communities, located closer to campus, charge less rent, possess more attractive amenities, or offer more services, shorter lease terms or more flexible leases. The construction of competing properties or decreases in the general levels of rents for housing in competing properties could adversely affect our rental income.
     We believe that a number of other large national companies may be potential entrants in the student housing business. In some cases, these potential competitors possess substantially greater financial and marketing resources than we do. The entry of one or more of these companies could increase competition for student tenants and for the acquisition, development and management of other student housing communities.
We may not be able to recover our costs for our development consulting services.
     We typically are awarded development consulting services business on the basis of a competitive award process, however, definitive contracts typically are not executed until the institution’s governing body formally approves the transaction at the completion of the project. In the intervening period, we may incur significant pre-development and other costs in the expectation that the development consulting services contract will be executed. These costs generally range from $300,000 to $500,000 per project and typically include architects’ fees to design the property and contractors’ fees to price the construction. We typically seek to enter into a reimbursement agreement with the institution that requires the institution to provide a guarantee of our advances. However, we may not be successful in negotiating such an agreement. In addition, if an institution’s governing body does not ultimately approve our selection and the underlying terms of a pending development, we may not be able to recover these costs from the institution. In addition, when we are awarded development consulting business, generally we receive 50% of our fees at the time the project is financed, and the remainder generally is paid in monthly installments thereafter. As a result, the recognition and timing of revenues will, among other things, be contingent upon the project owner’s successful structuring and closing of the project financing as well as the timing of construction.
The terms of our acquisition agreements may cause us to incur additional costs and liabilities.
     We purchased a portfolio of 14 student housing communities from affiliates of JPI Investment Company, L.P. in January 2005, a portfolio of 13 student housing communities from affiliates of Place Properties, L.P. in January 2006, and individual properties serving the University of Mississippi in February 2005, the University of South Carolina in March 2005, Middle Tennessee State University in April 2005, the University of Florida in June 2005 and Auburn University in July 2005. Pursuant to the acquisition agreements for these properties, we effectively have assumed all liabilities and obligations with respect to the properties, whether known or unknown, absolute or contingent, and whether arising before or after the date of acquisition. The sellers’ representations and warranties to us in each of the acquisition agreements are limited, and, with the exception of the specific representations and warranties in the acquisition agreements, the properties were acquired on an “as is/where is” basis. In addition, the sellers’ indemnity to us for any breach under the acquisition agreements was limited. As a result of these provisions, we may be responsible for liabilities and obligations with respect to the acquired properties for which we have no recourse to the respective seller or anyone else.
     In addition, pursuant to the acquisition agreements to acquire the JPI properties, we agreed to provide a revolving loan to JPI Multifamily Investments L.P., an affiliate of JPI, which we refer to as JPI Multifamily. Pursuant to this loan commitment, JPI Multifamily borrowed $6.0 million from us in January 2005. We are required to extend the loan to JPI Multifamily until the later of (i) 30 days after our registration of the shares issuable upon conversion of the operating partnership units issued to JPI in connection with the purchase of the JPI portfolio, as provided in the registration statement of which this prospectus is a part, or (ii) March 31, 2005. JPI Multifamily’s borrowings are secured by a pledge of the operating partnership units issued to JPI pursuant to our purchase of the portfolio of properties. Other than the security provided by such pledge, JPI Multifamily’s obligations to us will be non-recourse. Accordingly, in the event that JPI Multifamily fails to repay to us any amounts borrowed under the loan commitment, and the value of the units pledged to us as collateral is less than the amount of JPI Multifamily’s obligations upon the maturity date of the loan, we would not be able to recover the amounts advanced to JPI Multifamily, which could negatively affect our operating results and financial condition.
We may be unable to take advantage of certain disposition opportunities because of additional costs we have agreed to pay if we sell certain of our properties and because of restrictions on our ability to sell certain properties.
     We issued partnership units in our operating partnership as consideration for our purchase of two properties in the JPI Acquisition and partnership units in our University Towers partnership in the University Towers Acquisition. So long as the contributing owners of such properties hold at least 25% of the partnership units in our operating partnership or University Towers partnership that they received in the formation transactions, we have agreed to maintain certain minimum amounts of debt on the properties so as to avoid triggering gain to the contributing owners. If we fail to do this, we will owe to the contributing owners the amount of taxes that they incur. In each case, the amount of tax is computed assuming the highest federal and state rates. As a result, these agreements may preclude us from selling the restricted properties at the optimal time.
     Also, on January 6, 2006, we entered into a lease agreement pursuant to which an affiliate of Place Properties will lease and continue to operate each of the properties that we acquired from Place Properties for an initial term of five years. The lease agreement provides that we may not sell any of the acquired properties for a term of three years and must pay termination fees to Place Properties of (i) $1.5 million if we sell the properties during the fourth year of the lease, (ii) $1.0 million if we sell the properties during the fifth year of the lease, and (iii) $500,000 if we sell the properties during the sixth year of the lease, assuming that the lease is renewed following the expiration of the initial term. If we sell any one or more, but not all, of the acquired properties during the fourth through sixth years of the lease, the termination fees described above will be pro rated based on the annual base rent attributable to the property or properties sold.
We rely on our relationships with universities, and changes in university personnel and/or policies could adversely affect our operating results.
     In some cases, we rely on our relationships with universities for referrals of prospective student-tenants or for mailing lists of prospective tenants and their parents. Therefore, the failure to maintain good relationships with personnel at these universities could therefore have a material adverse effect on us. If universities and their administrators refuse to make their lists of prospective student-tenants and their parents available to us or increase the costs of these lists, the increased costs or failure to obtain such lists could also have a material adverse effect on us.
     We may be adversely affected by a change in university admission policies. For example, if a university reduces the number of student admissions, the demand for our properties may be reduced and our occupancy rates may decline. In addition, universities may institute a policy that a certain class of students, such as freshmen, must live in a university-owned facility, which would also reduce the demand for our properties. While we may engage in marketing efforts to compensate for such policy changes, we may not be able to effect such marketing efforts prior to the commencement of the annual lease-up period or at all.
Our growth will be dependent upon our ability to acquire and/or develop, lease, integrate and manage additional student housing communities successfully.
     We cannot assure you that we will continue to identify real estate investments that meet our investment criteria, that we will be successful in completing any acquisition we identify or that any acquisition we complete will produce a return on our investment. We have not identified these future investments, and we will have broad authority to invest in real estate investments that we identify in the future.
     Our future growth will be dependent upon our ability to successfully acquire new properties on favorable terms, which may be adversely affected by the following significant risks:

•	we may be unable to acquire a desired property at all or at a desired purchase price because of competition from other purchasers of student housing;

•	many of our future acquisitions are likely to be dependent on external financing, and we may be unable to finance an acquisition on favorable terms or at all;

•	we may be required to incur significant capital expenditures to improve or renovate acquired properties;

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations;

•	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

•	we may acquire properties subject to liabilities but without any recourse, or with only limited recourse, to the sellers, or with liabilities that are unknown to us, such as liabilities for undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties and claims for indemnification by members, directors, officers and others indemnified by the former owners of the properties.
     As we acquire additional properties, we will be subject to risks associated with managing new properties, including lease-up and integration risks. Newly acquired properties may not perform as expected, and newly acquired properties may have characteristics or deficiencies unknown to us at the time of acquisition.
Risks Related to the Real Estate Industry
Our performance and the value of our real estate assets are subject to risks associated with real estate assets and with the real estate industry.
     Our ability to make distributions to our stockholders depends on our ability to generate cash revenues in excess of expenses, scheduled debt service obligations and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of our properties. These events include:
•	local oversupply of student housing units, increased competition or reduction in demand for student housing;

•	inability to collect rent from tenants;

•	vacancies or the inability to lease beds on favorable terms;

•	increased operating costs, including insurance premiums, utilities, and real estate taxes;

•	costs of complying with changes in governmental regulations;

•	the relative illiquidity of real estate investments;

•	changing student demographics;

•	national, regional and local economic conditions; and

•	rising interest rates.
We have limited time to perform due diligence on many of our acquired properties, which could subject us to significant unexpected expenses or liabilities and under-performance of the acquired properties.
     When we enter into an agreement to acquire a property, we often have limited time to complete our due diligence prior to acquiring the property. Because our internal resources are limited, we may rely on third parties to conduct a portion of our due diligence. To the extent we or these third parties underestimate or fail to fully identify risks and liabilities associated with the properties we acquire, we may incur unexpected liabilities or higher than expected expenses, or the property may fail to perform in accordance with our projections. If, during the due diligence phase, we do not accurately assess the value of and liabilities associated with a particular property, we may pay a purchase price that exceeds the current fair value of the assets. As a result, material goodwill and other intangible assets would be recorded, which could result in significant charges to earnings in future periods. These charges, in addition to the financial impact of significant liabilities that we may assume, could seriously harm our financial and operating results, as well as our ability to pay dividends.
Certain losses may not be covered by insurance.
     We carry insurance covering comprehensive liability, fire, earthquake, terrorism, business interruption, vandalism and malicious mischief, extended coverage perils, physical loss perils, commercial general liability, personal injury, workers’ compensation, business, automobile, errors and omissions, employee dishonesty, employment practices liability and rental loss with respect to all of the properties in our portfolio and the operation of our management company and development company. We also carry insurance covering terrorism and flood (when the property is located in whole or in material part in a designated flood plain area) on some of our properties. There are, however, certain types of losses (such as property damage from riots or wars, employment discrimination losses, punitive damage awards, terrorism or acts of God) that may be either uninsurable or not economically insurable. Some of our policies are subject to large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In addition, we may discontinue earthquake, terrorism or other insurance on some or all of our properties in the future if the cost of premiums for these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. If we experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.
Future terrorist attacks in the United States could harm the demand for and the value of our student housing communities.
     Future terrorist attacks in the United States and other acts of terrorism or war, or threats of the same, could harm the demand for and the value of our properties. A decrease in demand in our markets would make it difficult for us to renew or re-lease our properties at rates equal to or above historical rates.
     Terrorist attacks also could directly affect the value of our properties through damage, destruction, loss or increased security costs, and the availability or cost of insurance for such acts. If we receive casualty proceeds, we may not be able to reinvest such proceeds profitably or at all, and we may be forced to recognize taxable gain on the affected property.
We could incur significant costs related to government regulation and private litigation over environmental matters.
     Under various environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, a current or previous owner or operator of real property may be liable for contamination resulting from the release or threatened release of hazardous or toxic substances or petroleum at that property, and an entity that arranges for the disposal or treatment of a hazardous or toxic substance or petroleum at another property may be held jointly and severally liable for the cost to investigate and clean up such property or other affected property. Such parties are known as potentially responsible parties, or PRPs. Environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the costs of any required investigation or cleanup of these substances can be substantial. PRPs are liable to the government as well as to other PRPs who may have claims for contribution. The liability generally is not limited under such laws and could exceed the property’s value and the aggregate assets of the liable party. The presence of contamination or the failure to remediate contamination at our properties also may expose us to third-party liability for personal injury or property damage, or adversely affect our ability to sell, lease or develop the real property or to borrow using the real property as collateral. We do not carry environmental insurance on any of the properties in our portfolio.
     Environmental laws also impose ongoing compliance requirements on owners and operators of real property. Environmental laws potentially affecting us address a wide variety of matters, including, but not limited to, asbestos-containing building materials, storage tanks, storm water and wastewater discharges, lead-based paint, wetlands and hazardous wastes. Failure to comply with these laws could result in fines and penalties and/or expose us to third-party liability. Some of our properties may have conditions that are subject to these requirements, and we could be liable for such fines or penalties and/or liable to third parties.
We could be exposed to liability and remedial costs related to environmental matters.
     Certain properties in our portfolio may contain, or may have contained, asbestos-containing building materials, or ACBMs. Environmental laws require that ACBMs be properly managed and maintained, and may impose fines and penalties on building owners and operators for failure to comply with these requirements. Also, certain properties may contain, or may have contained, or are adjacent to or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Certain properties in our portfolio contain, or may have contained, elevated radon levels. Third parties may be permitted by law to seek recovery from owners or operators for property damage and/or personal injury associated with exposure to contaminants, including, but not limited to, petroleum products, hazardous or toxic substances and asbestos fibers. Also, some of the properties may contain regulated wetlands that can delay or impede development or require costs to be incurred to mitigate the impact of any disturbance. Absent appropriate permits, we can be held responsible for restoring wetlands and be required to pay fines and penalties.
     Some of the properties in our portfolio may contain microbial matter such as mold and mildew. The presence of microbial matter could adversely affect our results of operations. In addition, if any property in our portfolio is not properly connected to a water or sewer system, or if the integrity of such systems are breached, or if water intrusion into our buildings otherwise occurs, microbial matter or other contamination can develop. When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. If this were to occur, we could incur significant remedial costs and we may also be subject to material private damage claims and awards. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. If we become subject to claims in this regard, it could materially and adversely affect us and our future insurability for such matters.
     We cannot assure you that costs of future environmental compliance will not affect our ability to make distributions or that such costs or other remedial measures will not be material to us.
We may incur significant costs complying with the Americans with Disabilities Act and similar laws.
     Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Additional federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. We have not conducted an audit or investigation of all of our properties to determine our compliance with present ADA requirements. Noncompliance with the ADA or FHAA could result in the imposition of fines or an award for damages to private litigants and also could result in an order to correct any non-complying feature. We cannot predict the ultimate amount of the cost of compliance with the ADA, FHAA or other legislation. If we incur substantial costs to comply with the ADA, FHAA or any other legislation, we could be materially and adversely affected.
We may incur significant costs complying with other regulations.
     The properties in our portfolio are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or be liable for private actions for money damages. Furthermore, existing requirements could change and require us to make significant unanticipated expenditures that would materially and adversely affect us. Moreover, as a public company, we will be subject to increased compliance, legal and auditing costs, including the substantial cost of devising, maintaining and assessing annually a comprehensive system of internal controls. These expenses are mostly fixed costs and cannot be reduced substantially during economic downturns.
Our potential participation in joint ventures or leasing of our properties presents additional risks.
     In connection with the acquisition of the Place Properties portfolio, we entered into a lease agreement whereby we leased the 13 acquired properties to Place Properties. Additionally, we may co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. Pursuant to these arrangements, we will not have sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that the lessees, partners or co-venturers may become bankrupt or fail to fund the lease payments or their share of required capital contributions. Lessees, partners or co-venturers also may have economic or other business interests or goals that are inconsistent with our business interests or goals and may be in a position to take actions contrary to our preferences, policies or objectives. Such investments also will have the potential risk of our reaching impasses with our lessees, partners or co-venturers on key decisions, such as a sale, because neither we nor the lessee, partner or co-venturer would have full control over the property, partnership or joint venture. Disputes between us and lessees, partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our management team from focusing its time and effort exclusively on our business. In addition, we may in some circumstances be liable for the actions of our third-party lessees, partners or co-venturers.
Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.
     Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.
     We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring certain properties, we have agreed and may in the future agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These transfer restrictions would impede our ability to sell a property even if we deem it necessary or appropriate.
Risks Related to Our Organization and Structure
To maintain our REIT status, we may be forced to limit the activities of our management company.
     To maintain our status as a REIT, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries, such as our management company. Some of our activities, such as our third-party management, development consulting and food services, must be conducted through our management company and development company for us to maintain our REIT qualification. In addition, certain non-customary services such as cleaning, transportation, security and, in some cases, parking, must be provided by a taxable REIT subsidiary or an independent contractor. If the revenues from such activities create a risk that the value of our management company, based on revenues or otherwise, approaches the 20% threshold, we will be forced to curtail such activities or take other steps to remain under the 20% threshold. Because the 20% threshold is based on value, it is possible that the Internal Revenue Service, or IRS, could successfully contend that the value of our management company exceeds the 20% threshold even if our management company accounts for less than 20% of our consolidated revenues, income or cash flow, in which case our status as a REIT could be jeopardized.
We will depend heavily on the availability of equity and debt capital to fund our business.
     In order to maintain our qualification as a REIT, we are required under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, to distribute annually at least 90% of our REIT taxable income, determined without regard to distributions paid and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our net taxable income, including any net capital gains. Because of these distribution requirements, REITs are largely unable to fund capital expenditures, such as acquisitions, renovations, development and property upgrades from operating cash flow. Consequently, we will be largely dependent on the public equity and debt capital markets and private lenders to provide capital to fund our growth and other capital expenditures. We may not be able to obtain this financing on favorable terms or at all. Our access to equity and debt capital depends, in part, on:

•	general market conditions;

•	our current debt levels and the number of properties subject to encumbrances;

•	our current performance and the market’s perception of our growth potential;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock.
     If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, satisfy our debt service obligations or make the cash distributions to our stockholders, including those necessary to maintain our qualification as a REIT.
Our charter contains restrictions on the ownership and transfer of our stock.
     Our charter provides that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value, by number of shares or by voting power, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% (by value, by number of shares or by voting power, whichever is more restrictive) of all our outstanding shares, including both common and preferred stock. We refer to this restriction as the “ownership limit.” Generally, if a beneficial owner of our shares exceeds the ownership limit, such owner will be effectively divested of all ownership rights with respect to shares exceeding the limit and may suffer a loss on his or her investment unless our board of directors waives the ownership limit as to the specific investor(s).
     The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding stock and thereby subject certain shares to the ramifications of exceeding the ownership limit. Our charter, however, permits exceptions to be made to this limitation if our board of directors determines that such exceptions will not jeopardize our tax status as a REIT. This ownership limit could delay, defer or prevent a change of control or other transaction that might otherwise result in a premium price for our common stock or otherwise be in the best interest of our stockholders.
Certain provisions of our charter and bylaws may inhibit a change of our control.
     Certain provisions contained in our charter and bylaws and the Maryland General Corporation Law may discourage a third party from making a tender offer or acquisition proposal to us, or could delay, defer or prevent a change in control or the removal of existing management. These provisions also may delay or prevent our stockholders from receiving a premium for their shares of common stock over then-prevailing market prices. These provisions include:
•	the REIT ownership limit described above;

•	the power of our board of directors to authorize the issuance of shares of our preferred stock with powers, preferences or rights to be determined by our board of directors;

•	the power of our board of directors, without a stockholder vote, to increase our authorized shares and classify or reclassify unissued shares; and

•	advance notice requirements for stockholder nomination of directors and for other proposals to be presented at stockholder meetings.
The Maryland business combination and control share acquisition statutes also impose potential restrictions on a change of control of our company.
     Various Maryland laws such as the business combination and control share acquisition statutes may have the effect of discouraging offers to acquire us, even if the acquisition would be advantageous to our stockholders. Our board of directors has adopted a resolution exempting business combinations between our Company and our officers and directors from the business combination provisions and our bylaws exempt any and all acquisitions by any persons of our stock from the control share acquisition provisions, but our board of directors can change our bylaws at any time to make the control share acquisition provisions applicable to us.
We have the right to change some of our policies that may be important to our stockholders without stockholder consent.
     Our major policies, including our policies with respect to investments, leverage, financing, growth, debt and capitalization, are determined by our board of directors or those committees or officers to whom our board of directors has delegated that authority. Our board of directors also establishes the amount of any distributions that we make to our stockholders. Our board of directors may amend or revise the foregoing policies, our distribution payment amounts and other policies from time to time without a stockholder vote. Accordingly, our stockholders may not have control over changes in our policies.
The power of our board of directors to revoke our REIT election without stockholder approval may cause adverse consequences to our stockholders.
     Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on the total return to our stockholders.
Our rights and the rights of our stockholders to take action against our directors and officers are limited.
     Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter eliminates our directors’ and officers’ liability to us and our stockholders for money damages except for liability resulting from actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our bylaws require us to indemnify directors and officers for liability resulting from actions taken by them in those capacitates to the maximum extent permitted by Maryland law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.
Our success depends on key personnel whose continued service is not guaranteed.
     We depend upon the services of our key personnel, particularly Paul O. Bower, our Chairman, Chief Executive Officer and President, Randall H. Brown, our Executive Vice President and Chief Financial Officer, and Craig L. Cardwell, our Executive Vice President and Chief Investment Officer. Messrs. Bower and Cardwell each have been in the student housing business for over 30 years, and each of them has developed a network of contacts and a reputation that attracts business and investment opportunities and assists us in negotiations with universities, lenders and industry personnel. In addition, Mr. Brown possesses detailed knowledge of and experience with our financial and ancillary support operations that are critical to our operations and financial reporting obligations as a public company. We will continue to need to attract and retain qualified additional senior executive officers as we grow our business. The loss of the services of any of our senior executive officers, or our inability to recruit and retain qualified personnel could have a material adverse effect on our business and financial results.
Federal Income Tax Risks
Failure to qualify as a REIT would have significant adverse consequences to us and the value of our stock.
     We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes under the Code. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT. If we lose our REIT status, we will face serious tax consequences that could substantially reduce the funds available for distribution to our stockholders for each of the years involved because:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income, and such amounts would be subject to federal income tax at regular corporate rates;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.
     In addition, if we fail to qualify as a REIT, we will not be required to make distributions to stockholders, and all distributions to stockholders will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would adversely affect the value of our common stock.
     Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that, like us, holds its assets through a partnership or a limited liability company. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the composition of our assets and two “gross income tests”: (a) at least 75% of our gross income in any year must be derived from qualified sources, such as “rents from real property,” mortgage interest, distributions from other REITs and gains from sale of such assets, and (b) at least 95% of our gross income must be derived from sources meeting the 75% income test above, and other passive investment sources, such as other interest and dividends and gains from sales of securities. Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, excluding any net capital gains. In addition, new legislation, regulations, administrative interpretations or court decisions may adversely affect our investors, our ability to qualify as a REIT for federal income tax purposes or the desirability of an investment in a REIT relative to other investments.
We may be subject to federal and state income taxes that would harm our financial condition.
     Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a sale of dealer property or inventory, or, if our management company enters into agreements with us or our tenants on a basis that is determined to be other than an arm’s length basis, that income will be subject to a 100% penalty tax. If we believe that a sale of a property might be treated as a prohibited transaction, we will attempt to structure a sale through a taxable REIT subsidiary, in which case the gain from the sale would be subject to corporate income tax but not the 100% prohibited transaction tax. We cannot assure you, however, that the IRS would not assert successfully that sales of properties that we make directly, rather than through a taxable REIT subsidiary, were sales of “dealer” property or inventory, in which case the 100% penalty tax will apply. In addition, we may not be able to make sufficient distributions to avoid corporate income tax and the 4% excise tax on undistributed income. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or our University Towers partnership or at a level of the other entities through which we indirectly own our properties that would aversely affect our operating results.
An investment in our common stock has various tax risks that could affect the value of your investment, including the treatment of distributions in excess of earnings and the inability to apply “passive losses” against distributions.
     An investment in our common stock has various tax risks. Distributions in excess of current and accumulated earnings and profits, to the extent that they exceed the adjusted basis of an investor’s common stock, will be treated as long-term capital gain (or short-term capital gain if the shares have been held for less than one year). Any gain or loss realized upon a taxable disposition of shares by a stockholder who is not a dealer in securities will be treated as a long-term capital gain or loss if the shares have been held for more than one year, and otherwise will be treated as short-term capital gain or loss. Distributions that we properly designate as capital gain distributions will be treated as taxable to stockholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset held for greater than one year. Distributions we make and gain arising from the sale or exchange by a stockholder of shares of our stock will not be treated as passive income, meaning stockholders generally will not be able to apply any “passive losses” against such income or gain. See “Federal Income Tax Considerations.”

Future distributions may include a significant portion as a return of capital.
     Our distributions may exceed the amount of our taxable income as a REIT. If so, the excess distributions will be treated as a return of capital to the extent of the stockholder’s basis in our stock, and the stockholder’s basis in our stock will be reduced by such amount. To the extent distributions exceed a stockholder’s basis in our stock, the stockholder will recognize capital gain, assuming the stock is held as a capital asset. Our distributions in the year ended December 31, 2005, exceeded our taxable income as a REIT by 74.05%. The amount of the reduction in a stockholder’s basis in our stock will depend upon a number of factors, including whether or not the stockholder held the shares during the full year.
Risks Related to Our Common Stock
We may not be able to maintain our distribution rate.
     Our ability to fund future distributions out of operating cash flow will depend, in part, upon the receipt of cash flow from our owned and managed properties, including properties we expect to acquire in the future. If we need to fund future distributions from working capital or borrowings under our revolving credit facility, or if we reduce our distribution rate, our stock price may be adversely affected. Any distributions from working capital or borrowings may represent a return of capital for federal income tax purposes.
Our distributions will not be eligible for the new lower tax rate on dividends except in limited situations.
     Unlike dividends received from a corporation that is not a REIT, our distributions to individual stockholders generally will not be eligible for the new lower tax rate on dividends except in limited situations.
Market interest rates may have an effect on the value of our common stock.
     One of the factors that will influence the price of our common stock will be the dividend yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our common stock to expect a higher dividend yield in order to maintain their investment, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. As a result, higher market interest rates could adversely affect the market price of our common stock.
The number of shares available for future sale could adversely affect the market price of our common stock.
     We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market, including the shares included in this offering, will decrease the market price per share of our common stock. Sales of substantial amounts of shares of our common stock in the public market, or issuances of our common stock upon redemption of limited partnership units in our operating partnership or University Towers partnership, or the perception that such sales might occur, could adversely affect the market price of our common stock.
     The sale of shares in this offering, the redemption of limited partnership units in our operating partnership or University Towers partnership for common stock, the exercise of the JPI Warrant or any other options or the vesting of any restricted stock granted to directors, executive officers and other employees under our 2004 Incentive Plan, the issuance of our common stock, partnership units in our operating partnership or University Towers partnership units in connection with the acquisitions of our initial properties and other issuances of our common stock could also have an adverse effect on the market price of our common stock. In addition, the existence of units, options or other securities convertible into or exchangeable for shares of our common stock may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.

FORWARD-LOOKING STATEMENTS
     We make forward-looking statements in this prospectus and in the documents incorporated herein by reference that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:
•	our business and investment strategy;

•	our projected or anticipated operating results;

•	our ability to obtain future financing arrangements;

•	our understanding of our competition;

•	market trends; and

•	projected capital expenditures.
     The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our common stock.
     When we use the words “will likely result,” “will,” “may,” “anticipate,” “estimate,” “would,” “could,” “should,” “expect,” “believe,” “intend,” “plans,” “projects,” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth or incorporated by reference in this prospectus to reflect new information, future events or otherwise.
USE OF PROCEEDS
     We will not receive any of the proceeds from sales of common stock by the selling stockholders or from our issuance of shares of common stock in connection with the redemption of limited partnership units of our operating partnership or of our University Towers partnership. We will receive the exercise price for the JPI Warrant when and if the holder exercises the warrant, but we will not receive any proceeds from the selling stockholder’s sale of the shares. All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the selling stockholders.

SELLING STOCKHOLDERS
     The shares of common stock offered by the selling stockholders are comprised of:
•	1,376,472 shares of common stock issued or issuable upon redemption of limited partnership units of our operating partnership subsidiary, which units were issued to selling stockholders on January 31, 2005, in connection with our JPI Acquisition and A&O Acquisition;

•	269,757 shares of common stock issued or issuable upon redemption of limited partnership units of our University Towers partnership, which units were issued to selling stockholders on January 31, 2005, in connection with our University Towers Acquisition;

•	250,000 shares of common stock issued or issuable upon exercise of the JPI Warrant granted to JPI Investment Company, L.P. on January 31, 2005, in connection with our JPI Acquisition; and

•	4,375,000 shares of common stock issued to selling stockholders on September 30, 2005, in connection with our private placement of shares of our common stock.
     Additionally, this prospectus relates to our possible issuance of shares of our common stock upon redemption of the limited partnership units in our operating partnership and in our University Towers partnership referenced above and upon the exercise of the JPI Warrant.
     Each limited partnership unit in our operating partnership and our University Towers partnership referenced above is subject to redemption at the election of the holder of the unit. In the event of redemption, we may deliver one share of our common stock, subject to adjustment, in exchange for each unit or cash in an amount equal to the fair market value of one share of our common stock. See “Partnership Agreement of Education Realty Operating Partnership, LP — Redemption/Exchange Rights,” “Partnership Agreement of University Towers Operating Partnership, LP — Redemption/Exchange Rights” and “Conversion of Limited Partnership Units.”
     Set forth below is information with respect to certain of the selling stockholders as of January 25, 2006. To the extent a selling stockholder is not identified below, we will include the name of the unidentified selling stockholder and the amount of shares the selling stockholder intends to sell in either a supplement to this prospectus, a post-effective amendment to the registration statement or a report filed under the Securities Exchange Act of 1934, as amended (such Act is referred to as the Exchange Act), that is incorporated by reference herein. In each case, the name and amount of shares to be offered by any unidentified selling stockholder, as well as any other required information regarding the unidentified selling stockholder, will be provided prior to such selling stockholder’s sale of shares hereunder.
     The stockholders named below, or their pledgees, donees, transferees or other successors-in-interest whom we collectively refer to in this prospectus as selling stockholders, may from time to time offer and sell any and all of the common stock offered under this prospectus.
     Except as described above, the following table names each stockholder who may sell shares pursuant to this prospectus and presents information with respect to each such stockholder’s beneficial ownership of our shares. We do not know which (if any) of the stockholders named below will choose to offer or sell shares pursuant to this prospectus, or the number of shares that each of them will offer.
     Any selling stockholder that is identified as a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. In addition, any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the common stock by selling stockholders who are deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-6 under the Exchange Act of 1934.
     Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
     The selling stockholders may offer all, some or none of the shares of common stock shown in the table pursuant to this prospectus or otherwise. As a result, no estimate can be given as to the amount or percentage of such securities that will be held by the selling stockholders upon termination of any such sale. As a result, we have assumed for purposes of completing the last column in the table that all common shares offered hereby will have been sold by the selling stockholders upon termination of sales pursuant to this prospectus and that the selling stockholder does not sell any other shares of our common stock.
     Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Shares Beneficially					Percentage
	Owned as of			Shares Being		Beneficially
	January 25, 2006 (1)			Registered		Owned After
	Number		Percent (2)	Hereby		Offering

Delaware VIP REIT Series, a series of Delaware VIP Trust (3)	130,800		*	130,800		*
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund (4)	18,725		*	18,725		*
Fidelity Puritan Trust: Fidelity Balanced Fund (4)	369,119		1.4	195,619		*
Heimdall Investments Ltd. (5)	937,500		3.5	937,500		*
JPI Investment Company, L.P. (6)	250,000		*	250,000		*
JPI Multifamily Investments L.P. (7)	499,688		1.9	499,688		*
Neuberger Berman Real Estate Income Fund (8)	46,000		*	46,000		*
Neuberger Berman Realty Income Fund (8)	256,000		*	256,000		*
Neuberger Berman Income Opportunity Fund (8)	71,000		*	71,000		*
Neuberger Berman Real Estate Securities Income Fund (8)	252,000		*	252,000		*
The Real Estate Investment Trust Portfolio, a series of Delaware Pooled Trust (3)	78,200		*	78,200		*
The Real Estate Investment Trust Portfolio II, a series of Delaware Pooled Trust (3)	9,750		*	9,750		*
UBS AG London (9)	1,187,500		4.5	1,187,500		*
Variable Insurance Products Fund III: Balanced Portfolio (5)	4,406		*	4,406		*
Paul O. Bower (10)	884,604		3.2	838,604		*
Randall H. Brown (11)	84,232		*	43,832		*
Craig L. Cardwell (12)	81,729		*	44,729		*
William W. Harris (13)	53,832		*	43,832		*
Thomas J. Hickey (14)	66,522		*	56,522		*
Wallace L. Wilcox (15)	53,832		*	43,832		*

TOTAL	5,335,439	(16)	18.8%	5,008,539	**	*

*	Less than 1.0%.

**	The table excludes an aggregate of 1,262,690 shares that may be offered hereunder by selling stockholders who are not identified in the table as they have not provided to us the information required for inclusion herein. Prior to any sales of such shares by the unidentified selling stockholders pursuant to this registration statement, we will include the name of the unidentified selling stockholder and the amount of shares the selling stockholder intends to sell in either a supplement to this prospectus, a post-effective amendment to the registration statement or a report filed under the Exchange Act that is incorporated by reference herein. None of the unidentified selling stockholders are affiliates of our company.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the conversion of limited partnership units in our operating partnership or under derivative securities that are exercisable within 60 days after January 25, 2006, are deemed outstanding for computing the percentage ownership of the person, entity or group holding the securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below. The selling stockholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their shares since the date as of which the information is presented in the above table. Information concerning the selling stockholders may change from time to time and any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part if and when necessary.

(2) Except as noted below, the percentage is based on 26,411,000 shares of our common stock outstanding on January 25, 2006.

(3) Delaware Management Company, a series of Delaware Management Business Trust, is the investment advisor of the selling stockholder. The selling stockholder is an investment company registered under the Investment Company Act of 1940, as amended. As an investment advisor, Delaware Management Company may be deemed to be the beneficial owner of the shares. Lincoln National Corporation is the ultimate parent of Delaware Management Holdings, Inc., which is the parent of Delaware Management Business Trust. As an investment advisor, Delaware Management Company holds voting and investment power with respect to shares held by the selling stockholder. Certain entities affiliated with Lincoln National Corporation and, therefore, Delaware Management Company, are registered broker-dealers. The selling stockholder has represented to us that the selling stockholder purchased the shares in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. Accordingly, the selling stockholder is not deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(4) Fidelity Management & Research Company (“FMR Co.”), a wholly-owned subsidiary of FMR Corp., is the adviser of the selling stockholder. FMR Co., 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment advisor under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 1,925,984 shares of our common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended. Edward C. Johnson 3d, the Chairman of FMR Corp., FMR Corp., through its control of FMR Co., and the selling stockholder each has sole power to dispose of the shares of common stock owned by the selling stockholder. However, the sole power to vote or direct the voting of the shares of each of the funds resides with the selling stockholder’s Board of Trustees. FMR Corp. and the selling stockholder are affiliated with a registered broker-dealer. The selling stockholder has represented to us that the selling stockholder purchased the shares in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. Accordingly, the selling stockholder is not deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(5) HBK Investments L.P. is the investment manager of the selling stockholder. As a result, HBK Investments L.P. may be deemed to have sole voting power and sole dispositive power over the shares pursuant to an Investment Management Agreement between HBK Investments L.P. and the selling stockholder. The managers of HBK Investments L.P. are Jamiel A. Akhtar, David C. Haley, Kenneth M. Hirsh, Lawrence H. Lebowitz and William E. Rose, and they share voting and investment power with respect to shares held by Heimdall Investments Ltd. HBK Investments Ltd. is affiliated with HBK Global Securities, L.P., a registered broker-dealer. The selling stockholder has represented to us that the selling stockholder purchased the shares in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. Messrs. Akhtar, Haley, Hirsh, Lebowitz and Rose each disclaim beneficial ownership of shares not owned of record by him. Accordingly, the selling stockholder is not deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(6) The shares consist of shares of common stock issuable upon exercise of the JPI Warrant that we granted to the selling stockholder in connection with the JPI Acquisition. The JPI Warrant represents the right to purchase up to 250,000 shares of our common stock at an exercise price per share of $16.48 (103% of the offering price of our common stock in our initial public offering). The JPI Warrant became exercisable on February 1, 2006, and will expire on February 28, 2007. JPI Investment Company, L.P. represented to us that at the time of the JPI Acquisition it had no plans or proposals, directly or with any other person, to distribute the JPI Warrant or the shares issuable upon exercise of the JPI Warrant. JPI Investment Company, L.P. is controlled by J. Frank Miller, III, Robert D. Page, Frank B. Schubert, Jr. and Ronald D. Ingram, and such persons have the ability to direct the selling stockholder in the voting and investment decisions with respect to the shares issuable upon exercise of the JPI Warrant.

(7) JPI Multifamily Investments L.P. is an affiliate of JPI Investment Company, L.P. and received 499,688 limited partnership units in our operating partnership as consideration for our acquisition of a portfolio of properties on January 31, 2005. Each limited partnership unit in our operating partnership is subject to redemption at the election of the holder of the unit. In the event of redemption, we may deliver one share of our common stock, subject to adjustment, in exchange for each unit or cash in an amount equal to the fair market value of one share of our common stock. As a result, the selling stockholder’s units currently are convertible upon redemption into 499,688 shares of our common stock. JPI Multifamily Investments L.P. represented to us that at the time of the acquisition it had no plans or proposals, directly or with any other person, to distribute the units or the shares upon any conversion of the units. New GP LLC is the general partner of JPI Multifamily Investments L.P. and exercises sole voting and investment power with respect to the units of limited partnership interest. J. Frank Miller, III, Robert D. Page, Frank B. Schubert, Jr. and Ronald D. Ingram have the ability to direct New GP LLC in the voting and investment decisions with respect to the units.

(8) Neuberger Berman Management Inc. is the investment manager of each of Neuberger Berman Real Estate Income Fund, Neuberger Berman Realty Income Fund, Neuberger Berman Income Opportunity Fund and Neuberger Berman Real Estate Securities Income Fund. The officers of Neuberger Management Inc. maintain voting and investment power with respect to shares held by Neuberger Berman Real Estate Income Fund, Neuberger Berman Realty Income Fund, Neuberger Berman Income Opportunity Fund and Neuberger Berman Real Estate Securities Income Fund. Neuberger Management Inc. is affiliated with Neuberger Berman, LLC, a registered broker-dealer. The selling stockholder has represented to us that the selling stockholder purchased the shares in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. Accordingly, the selling stockholder is not deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(9) The selling stockholder purchased the shares in our private placement of common stock on September 30, 2005. The selling stockholder is a wholly-owned indirect subsidiary of UBS AG. UBS Securities LLC, a registered broker-dealer, is an indirect subsidiary of UBS AG and, as a result, is an affiliate of the selling stockholder. The selling stockholder has represented to us that the selling stockholder purchased the shares in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. UBS Securities LLC acted as lead placement agent in connection with the September 30, 2005, private placement of our common stock in which the selling stockholder purchased the shares. In connection with that transaction, we paid UBS Securities LLC a fee of $2.1 million for its services as placement agent in the private placement. UBS Securities LLC also acted as an investment advisor in connection with our acquisition of a portfolio of 13 student housing properties from Place Properties, L.P. We paid UBS Securities LLC an investment advisory fee of $1.95 million in connection with the Place Properties acquisition. Additionally, our operating partnership has a $100.0 million revolving credit facility. UBS Loan Finance, LLC, an affiliate of UBS Securities LLC and the selling stockholder, is a lender under the credit facility with a commitment to lend our operating partnership up to $20.0 million. UBS Securities LLC acted as a co-lead underwriter in our initial public offering of common stock in January 2005. We paid an aggregate of $7.7 million in underwriting commission and advisory fees to UBS Securities LLC in our initial public offering. UBS Securities LLC acted as a book-running manager and co-lead arranger in connection with the revolving credit facility. We have paid to UBS Securities LLC an aggregate of $1.3 million in loan origination and administration fees for its services in connection with the credit facility.

(10) Mr. Bower is our Chairman of the Board, President and Chief Executive Officer. The shares shown as beneficially owned by Mr. Bower include (i) 45,000 shares of restricted common stock that vest ratably over five years, (ii) 656,585 shares of common stock issuable upon redemption of limited partnership units of our operating partnership held by Allen & O’Hara, Inc., of which Mr. Bower is the sole stockholder, (iii) 142 shares of common stock issuable upon redemption of limited partnership units of our operating partnership held directly by Mr. Bower, (iv) 118,430 shares of common stock issuable upon redemption of limited partnership units of our University Towers Partnership held by Allen & O’Hara, Inc., and (v) 63,447 shares of common stock issuable upon redemption of limited partnership units of our University Towers partnership held directly by Mr. Bower. The shares exclude 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in our operating partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock. The shares shown as being registered hereby are comprised of the shares of common stock issuable upon redemption of limited partnership units in our operating partnership and our University Towers partnership, including the units held directly by Mr. Bower and the units held by Allen & O’Hara, Inc.

(11) Mr. Brown is our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. The shares shown as beneficially owned by Mr. Brown include (i) 40,000 shares of restricted common stock that vest ratably over five years and (ii) 43,832 shares of common stock issuable upon redemption of limited partnership units of our operating partnership. The shares exclude 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in our operating partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock. The shares shown as being registered hereby are comprised of the shares of common stock issuable upon redemption of the limited partnership units.

(12) Mr. Cardwell is our Executive Vice President and Chief Investment Officer. The shares as beneficially owned by Mr. Cardwell include (i) 35,000 shares of restricted common stock that vest ratably over five years, and (ii) 44,729 shares of common stock issuable upon redemption of limited partnership units of our operating partnership. The shares exclude 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock. The shares shown as being registered hereby are comprised of the shares of common stock issuable upon redemption of the limited partnership units.

(13) Mr. Harris is our Senior Vice President of Development. The shares as beneficially owned by Mr. Harris include (i) 10,000 shares of restricted common stock that vest ratably over five years, and (ii) 43,832 shares of common stock issuable upon redemption of limited partnership units of our operating partnership. The shares exclude 20,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock. The shares shown as being registered hereby are comprised of the shares of common stock issuable upon redemption of the limited partnership units.

(14) Mr. Hickey is our Senior Vice President of Operations. The shares as beneficially owned by Mr. Hickey include (i) 10,000 shares of restricted common stock that vest ratably over five years, (ii) 43,832 limited partnership units in our operating partnership, and (iii) 12,690 shares of common stock issuable upon redemption of limited partnership units of our operating partnership. The shares exclude 20,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in our operating partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock. The shares shown as being registered hereby are comprised of the shares of common stock issuable upon redemption of the limited partnership units.

(15) Mr. Wilcox is our Senior Vice President of Construction and Engineering. The shares shown as beneficially owned by Mr. Wilcox include (i) 10,000 shares of restricted common stock that vest ratably over five years, and (ii) 43,832 shares of common stock issuable upon redemption of limited partnership units of our operating partnership. The shares exclude 20,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in our operating partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock. The shares shown as being registered hereby are comprised of the shares of common stock issuable upon redemption of the limited partnership units.

(16) The shares include 250,000 shares of common stock issuable upon exercise of the JPI Warrant, 1,376,472 shares of common stock issuable upon redemption of limited partnership units of our operating partnership subsidiary, which units were issued to selling stockholders on January 31, 2005, in connection with our JPI Acquisition and A&O Acquisition, and 269,757 shares of common stock issuable upon redemption of limited partnership units of our University Towers partnership, which units were issued to selling stockholders on January 31, 2005, in connection with our University Towers Acquisition.

DESCRIPTION OF SECURITIES
General
     We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or the MGCL, our charter and our bylaws. The following is a summary of the certain provisions of our stock. Copies of our charter and bylaws are incorporated by reference into the exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Authorized Stock
     Our charter provides that we may issue up to 200,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. In addition, our charter provides that our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that we have authority to issue. As of January 25, 2006, there were 26,411,000 shares of our common stock issued and outstanding (including 186,000 shares of restricted stock) and no shares of preferred stock issued and outstanding.
Common Stock
     All shares of our common stock offered hereby are or will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive distributions on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities, including the preferential rights on dissolution of any class or classes of preferred stock.
     Subject to the provisions of our charter regarding the restrictions on transfer of stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors and directors are elected by a plurality of votes cast in the election of directors. As a result, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.
     Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal distribution, liquidation and other rights.
     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. However, our charter provides for a lesser percentage for these matters. Therefore, except for amendments to our charter relating to removal of directors and notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any action will be effective and valid if declared advisable by our board of directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. In addition, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation for a subsidiary to merge or sell all or substantially all of its assets. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets without a vote of the corporation’s stockholders.

     Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.
Preferred Stock
     Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series of preferred stock, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of the date hereof, no shares of preferred stock are outstanding and we have no current plans to issue any preferred stock.
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock
     We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.
Restrictions on Ownership and Transfer
     In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).
     Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the most restrictive of the number, voting power, or value of shares of our common stock outstanding or (ii) 9.8% of the most restrictive of the number, voting power or value of our outstanding stock. We refer to this restriction as the “ownership limit.”
     The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.

     Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it obtains such representations and undertakings as are reasonably necessary to ascertain that no individual’s beneficial or constructive ownership of shares of our stock will violate the ownership limit and such stockholders do not and represent that they will not own, actually or constructively, an interest in any tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. Such stockholders must also agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a charitable trust.
     As a condition of our waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.
     In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities. The decreased ownership limit will not be effective for any person or entity whose percentage ownership in our stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock in excess of such percentage ownership of our stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer “individuals” (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.9% of the value of our outstanding stock.
     Our charter further prohibits:
•	any person from actually or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
     Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
     Pursuant to our charter, any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In addition, if any purported transfer of our stock or any other event would result in any person violating the ownership limit or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then the number of shares in excess of the ownership limit or causing the violation (rounded to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. However, in the event that the transfer to the trust would not be effective for any reason to prevent the violation, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to the number of shares in excess of the ownership limit or causing the violation. The trustee of the trust will be designated by us and must be unaffiliated with us and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. The purported owner will have no rights to the shares held by the trustee. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the charitable beneficiary of the trust and all dividends and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary.
     Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

     Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the market price on the day of the event that resulted in the transfer of such shares of our stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.
     If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or other restrictions. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event that resulted in the transfer of such shares of our stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the charitable beneficiary.
     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of our outstanding stock must give written notice to us within 30 days after the end of each taxable year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.
     All certificates representing shares of our stock bear a legend referring to the restrictions described above.
     These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price over the then prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock and preferred stock is SunTrust Bank.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
     The following is a summary of certain provisions of Maryland law and of our charter and bylaws. Copies of our charter and bylaws are incorporated by reference into the exhibits to the registration statement of which this prospectus is a part. See “Where you can find more information.”
The Board of Directors
     Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL (generally, one) nor more than 15. Any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred.
     Pursuant to our charter, each member of our board of directors will serve one year terms, with each current director serving until the 2006 annual meeting of stockholders and until their respective successors are duly elected and qualify. Holders of shares of our common stock will have no right to cumulative voting in the election of directors and directors are elected by a plurality of votes cast in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a majority of the shares of our common stock will be able to elect all of the members of our board of directors. Moreover, our charter permits our stockholders to remove a director but only for cause and then only upon the affirmative vote of a majority of the shares of our common stock entitled to vote on any such proposal.
Business Combinations
     Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. Maryland law defines an interested stockholder as:
•	any person who beneficially owns 10% or more of the voting power of our voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.
     A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
     After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of the then outstanding shares of common stock; and

•	two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.
     These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
     The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

     Our board of directors has by resolution excluded business combinations between the corporation and our officers and directors from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of our officers and directors unless our board later resolves to do so. We believe that our ownership restrictions will substantially reduce the risk that a stockholder would become an “interested stockholder” within the meaning of the Maryland business combination statute.
Control Share Acquisitions
     The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the applicability of the control share acquisitions unless we later amend our bylaws to modify or eliminate this provision.
Subtitle 8
     Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.
     Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) vest in the board the exclusive power to fix the number of directorships and (b) require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting. We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on the board.
Amendment to Our Charter
     Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter, other than amendments to provisions relating to the removal of directors, which must be declared advisable by our board of directors and approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.
Dissolution of Our Company
     The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
     Our bylaws provide that:
•	with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:
°	pursuant to our notice of the meeting;

°	by, or at the direction of, a majority of our board of directors; or

°	by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting and has complied with the advance notice procedures set forth in our bylaws;
•	with respect to special meetings of stockholders, only the business specified in our Company’s notice of meeting may be brought before the meeting of stockholders, unless otherwise provided by law; and

•	nominations of individuals for election to our board of directors at any annual or special meeting of stockholders may be made only:
°	by, or at the direction of, our board of directors; or

°	by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting and has complied with the advance notice provisions set forth in our bylaws, provided that our board of directors has determined that directors shall be elected at such meeting.
Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
     The business combination provisions of the MGCL, the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors resolves to avail any of the provisions of Subtitle 8 of Title 3 of the MGCL not currently applicable to us or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar effects.

Indemnification and Limitation of Directors’ and Officers’ Liability
     Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
     The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:
°	was committed in bad faith; or

°	was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
     However, under the MGCL, a Maryland corporation may not, and our company will not, indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
     In addition, the MGCL permits a corporation to, and our company will, advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.
     Our charter authorizes us to obligate our Company and our bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.
     Our bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
     We entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.
     Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, the Securities and Exchange Commission has indicated that this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PARTNERSHIP AGREEMENT OF EDUCATION REALTY OPERATING PARTNERSHIP, LP
     We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of Education Realty Operating Partnership, LP, which we refer to as the “operating partnership agreement.” For more detail, you should refer to the operating partnership agreement itself, a copy of which is incorporated by reference into the exhibits to the registration statement of which this prospectus is a part.
Management of Our Operating Partnership
     Our operating partnership, Education Realty Operating Partnership, LP, is a Delaware limited partnership that was formed on July 12, 2004. A corporation that is wholly-owned by us is the sole general partner of our operating partnership. We conduct substantially all of our business in or through our operating partnership. Through our ownership and control of the sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in the day-to-day management and control of our operating partnership. We have the power to cause our operating partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Certain restrictions under the operating partnership agreement restrict our ability to engage in a business combination, as more fully described in “Termination Transactions” below.
     Under the terms of the operating partnership agreement, the limited partners of our operating partnership expressly acknowledge that the general partner of our operating partnership is acting for the benefit of our operating partnership, the limited partners and our stockholders collectively. We are under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners. However, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners shall be resolved in favor of our stockholders. We are not liable under the operating partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions, provided that we have acted in good faith.
     All of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and our operating partnership must be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT.
Transferability of Interests
     Except in connection with a transfer to an affiliate of the general partner or a transaction described in “Termination Transactions” below, the general partner of the operating partnership may not voluntarily withdraw from the operating partnership, or transfer or assign all or any portion of our interest in our operating partnership.
Amendments of the Partnership Agreement
     Amendments to the operating partnership agreement may be proposed by us, through the general partner, or by limited partners owning at least 25% of the units held by limited partners.
     Generally, the operating partnership agreement may be amended, modified or terminated with the approval of partners holding more than 50% of all outstanding units (including the units held by us as general partner). Through the general partner, we will have the power to unilaterally make certain amendments to the operating partnership agreement without obtaining the consent of the limited partners as may be required to:
•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the operating partnership agreement;

•	reflect a change of an inconsequential nature that does not change the substance of the agreement, or cure any ambiguity, correct or supplement any provisions of the operating partnership agreement not inconsistent with law or with other provisions of the operating partnership agreement, or make other changes concerning matters under the operating partnership agreement that will not otherwise be inconsistent with the operating partnership agreement or law;
•	satisfy any requirements, conditions or guidelines of federal or state law;

•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT; or

•	modify the manner in which capital accounts are computed.
     Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses, or materially alter or modify the redemption rights described below must be approved by more than 50% of all outstanding units.
Distributions to Unitholders
     The operating partnership agreement provides that holders of units are entitled to receive quarterly distributions of available cash as determined by us through the general partner, in our sole discretion.
Redemption/Exchange Rights
     Limited partners of our operating partnership have the right to require our operating partnership to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. No limited partner, however, may require any redemption until such limited partner has held its units for not less than one year. Alternatively, we may elect to acquire those units in exchange for shares of our common stock. Our acquisition will generally be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. Limited partners who hold units may exercise this redemption right once per calendar quarter, a minimum of 1,000 units (or all units owned if less than 1,000 units), at any time following the one-year anniversary of such limited partner’s acquisition of its units, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Securities — Restrictions on Ownership and Transfer.”
Tax Matters
     Through our control of the general partner, we have authority to make tax elections under the Code on behalf of our operating partnership. In addition, the general partner is the tax matters partner of our operating partnership.
Allocations of Net Income and Net Losses to Partners
     The net income or net loss of our operating partnership will generally be allocated to us, through our ownership of the general partner and any other operating partnership units that we directly or indirectly hold, and the limited partners in accordance with our respective percentage interests in our operating partnership. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations.
Termination Transactions
The operating partnership agreement provides that neither the general partner, us, nor any of our subsidiaries may engage in any merger, consolidation or other combination with or into another person or entity, any sale of all or substantially all of our assets or any reclassification or any recapitalization or change in outstanding shares of our common stock (a “termination transaction”), unless in connection with a termination transaction either:

(i) all limited partners will receive, or have the right to elect to receive, for each unit an amount of cash, securities, or other property equal to the product of:
•	the number of shares of our company’s common stock into which each unit is then exchangeable; and

•	the greatest amount of cash, securities or other property paid to the holder of one share of our company’s common stock in consideration of one share of our common stock pursuant to the termination transaction;
provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of operating partnership units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for the holder’s units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or
(ii) the following conditions are met:
•	substantially all of the assets of the successor or surviving entity, which we refer to as the “Surviving Partner,” other than units held by us, are contributed to our operating partnership as a capital contribution in exchange for units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Partner in good faith; and

•	the Surviving Partner or one of its subsidiaries expressly agrees to assume all of our obligations under the operating partnership agreement.
Operations
     The operating partnership agreement provides that we, through our control of the general partner, will determine and distribute all “cash flow,” which includes the net operating cash revenues of our operating partnership, quarterly, pro rata in accordance with the partners’ percentage interests and will distribute all “disposition proceeds”, which consist of net sale and refinancing proceeds, in accordance with the partners’ capital account balances. The operating partnership agreement also provides that our operating partnership will assume and pay when due, or reimburse us for payment of, all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.
Term
     Our operating partnership will continue in full force and effect until it is dissolved in accordance with the terms of the operating partnership agreement or as otherwise provided by law.
Indemnification and Limitation of Liability
     To the extent permitted by applicable law, the operating partnership agreement indemnifies us, the general partner, and the general partner’s and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:
•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or fraud or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.
     In any event, we and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

PARTNERSHIP AGREEMENT OF UNIVERSITY TOWERS OPERATING PARTNERSHIP, LP
     We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of University Towers Operating Partnership, LP, which we refer to as our University Towers Partnership Agreement. For more detail, you should refer to the University Towers Partnership Agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us” and “our Company” refer to Education Realty Trust, Inc.
Management of the University Towers Partnership
     University Towers Operating Partnership LP is a Delaware limited partnership that was formed on September 1, 2004. A limited liability company controlled by our operating partnership is the sole general partner of our University Towers partnership, and we effectively exercise exclusive and complete responsibility and discretion in the day-to-day management and control of our University Towers partnership. We have the power to cause our University Towers partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our University Towers partnership may not transact business for, or participate in the management activities or decisions of, our University Towers partnership, except as provided in the University Towers Partnership Agreement and as required by applicable law. Certain restrictions under the University Towers Partnership Agreement restrict our ability to engage in a business combination, as more fully described in “Termination transactions” below.
     Under the terms of the University Towers Partnership Agreement, the limited partners of our University Towers partnership expressly acknowledge that the general partner of our University Towers partnership is acting for the benefit of our University Towers partnership, the limited partners and our stockholders collectively. The general partner is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our University Towers partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners shall be resolved in favor of our stockholders. Neither us or our operating partnership are liable under the University Towers Partnership Agreement to our University Towers partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions, provided that the general partner has acted in good faith.
     The University Towers partnership may not conduct any business or activities other than to own, operate, improve, finance, lease, sell, exchange, dispose of, or otherwise deal with the University Towers property or any entity that directly or indirectly holds the University Towers property.
Transferability of Interests
     Except in connection with a transfer to an affiliate of the general partner or a transaction described in “Termination transactions” below, the general partner may not voluntarily withdraw from our University Towers partnership, or transfer or assign all or any portion of its interest in our University Towers partnership.
Amendments of the Partnership Agreement
     Generally, the University Towers Partnership Agreement may be amended, modified or terminated with the approval of partners holding more than 50% of all outstanding units (including the units held by our operating partnership and the general partner). The general partner will have the power to unilaterally make certain amendments to the University Towers Partnership Agreement without obtaining the consent of the limited partners as may be required to:
•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the University Towers Partnership Agreement;

•	reflect a change of an inconsequential nature that does not change the substance of the agreement, or cure any ambiguity, correct or supplement any provisions of the University Towers Partnership Agreement not inconsistent with law or with other provisions of the University Towers Partnership Agreement, or make other changes concerning matters under the University Towers Partnership Agreement that will not otherwise be inconsistent with the University Towers Partnership Agreement or law;

•	satisfy any requirements, conditions or guidelines of federal or state law;

•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT; or

•	modify the manner in which capital accounts are computed.
     Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses, or materially alter or modify the redemption rights described below must be approved by more than 50% of all outstanding units.
Distributions to Unitholders
     The University Towers Partnership Agreement provides that holders of units are entitled to receive quarterly distributions of available cash as determined by us, the general partner, in our sole discretion.
Redemption/Exchange Rights
     Limited partners who acquire units have the right to require our University Towers partnership to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. No limited partner, however, may require any redemption until such limited partner has held its units for not less than one year. Alternatively, we may elect to acquire those units in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. Limited partners who hold units may exercise this redemption right once per calendar quarter, for a minimum of 1,000 units (or all units owned if less than 1,000 units), at any time on or following the one-year anniversary of such limited partner’s acquisition of such units, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our ownership limits, or any other limit as provided in our Charter or as otherwise determined by our board of directors as described under the section entitled “Description of Securities—Restrictions on Ownership and Transfer.”
     Melton E. Valentine, Jr., an owner of limited partnership units of our University Towers partnership and who is not an affiliate of our company, will have the right to demand a special distribution of a 50% undivided interest in the University Towers land and parking garage from our University Towers partnership within a specified period of time following the date that the lender of the current indebtedness on the University Towers property consents to such distribution or at such time that the current indebtedness on the University Towers property is paid in full. If Mr. Valentine demands such distribution, then he will have to surrender a specified number of his University Towers limited partnership units in consideration for such distribution. The number of University Towers limited partnership units required to be surrendered by Mr. Valentine is based on the appraised value of the distributed property that was determined prior to the closing of our initial public offering divided by the trading price of the shares of our common stock as of the date of such distribution.
Issuance of Additional Units, Common Stock or Convertible Securities
     The general partner has the ability, without the consent of the other limited partners, to cause our University Towers partnership to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units of our University Towers partnership.
Tax Matters
     The general partner has authority to make tax elections under the Code on behalf of our University Towers partnership. In addition, the general partner is the tax matters partner of our University Towers partnership.
Allocations of Net Income and Net Losses to Partners
     The net income or net loss of our University Towers partnership generally will be allocated to the general partner (any such amounts ultimately being allocated to us) and the limited partners (including our operating partnership which will result in any such amount allocated to the operating partnership ultimately being allocated to us) in accordance with our respective percentage interests in our University Towers partnership. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our University Towers partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations.
Operations
     The University Towers Partnership Agreement provides that the general partner will determine and distribute all “available cash”, which includes, without limitation, the net operating cash revenues of our University Towers partnership, as well as the net sales and refinancing proceeds, quarterly, pro rata in accordance with the partners’ percentage interests.
     The University Towers Partnership Agreement provides that our University Towers partnership will assume and pay when due, or reimburse us for payment of, all costs and expenses relating to the operations of, or for the benefit of, our University Towers partnership.
Termination Transactions
     The University Towers Partnership Agreement provides that our Company may not engage in any merger, consolidation or other combination with or into another person, any sale of all or substantially all of our assets or any reclassification or any recapitalization or change in outstanding shares of our common stock (a “termination transaction”), unless in connection with a termination transaction either:
(i) all limited partners of University Towers partnership will receive, or have the right to elect to receive, for each unit an amount of cash, securities, or other property equal to the product of:
(A) the number of shares of our common stock into which each unit is then exchangeable; and
(B) the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of one share of our common stock pursuant to the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or
(ii) the following conditions are met:
(A) substantially all of the assets of the successor or surviving entity, which we refer to as the “Surviving Partner,” other than our operating partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Partner in good faith; and
(B) the Surviving Partner or one of its subsidiaries expressly agrees to assume all of our obligations under the University Towers Partnership Agreement.
Term
     The University Towers partnership will continue in full force and effect until it is dissolved in accordance with the terms of the University Towers Partnership Agreement or as otherwise provided by law.
Indemnification and Limitation of Liability
     To the extent permitted by applicable law, the University Towers Partnership Agreement indemnifies the general partner and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our University Towers partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:
•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or fraud or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.
     In any event, the general partner of our University Towers partnership, and our officers, directors, agents or employees, are not liable or accountable to our University Towers partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

FEDERAL INCOME TAX CONSIDERATIONS
General
     The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances. Nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, persons liable for the alternative minimum tax, persons that hold common stock as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below in “Special Tax Considerations for Non-U.S. Stockholders”) or financial institutions or broker-dealers.
     The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the language of applicable Code provisions, Treasury Regulations and administrative and judicial interpretations.
     We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.
Opinion of Counsel
     Morris, Manning & Martin, LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. We intend to elect to qualify to be taxed as a REIT under the Code for our taxable year ended December 31, 2005. Morris, Manning & Martin has provided us an opinion that, commencing with our taxable year ended December 31, 2005, we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Morris, Manning & Martin is relying, as to certain factual matters, upon the statements and representations contained in certificates provided by us to Morris, Manning & Martin. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors—Federal Income Tax Risks.”
     The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service or any court, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.
Taxation of Our Company
     We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ended December 31, 2005. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

     In 2003, Congress passed major federal tax legislation. One of the changes reduced the tax rate to individual recipients of dividends paid by corporations to a maximum of 15.0%. REIT dividends generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum effective corporate tax rate of 35.0% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum effective federal tax rate on applicable corporate earnings is 44.75% and with the effect of state income taxes can exceed 50%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Our stockholders, of course, would remain subject to federal income tax on distributions as described below. See “Taxation of U.S. Stockholders.”
     Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.
     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.
     Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:
•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% Income Tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to (i) the greater of the amount by which we fail the 75% or 95% Income Test, multiplied by (ii) a fraction calculated to reflect our profitability;

•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•	if we acquire any asset from a C corporation ( i.e. , a corporation generally subject to corporate-level tax) in which the basis of the asset in our hands is determined by reference to the basis in the hands of the C corporation transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service; and

•	if we receive non-arm’s length income from one of our taxable REIT subsidiaries (as defined below under “—Requirements for Qualification as a REIT—Operational Requirements—Asset Tests”), we will be subject to a 100% tax on the amount of our non-arm’s length income.
Taxable REIT Subsidiaries
     A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.
     We have made a TRS election for our management company. A limited liability company that has one owner is not treated as an entity separate from its owner for federal income tax purposes absent an affirmative election to be taxed as a corporation. Our management company will be the sole owner of our development company, which is a limited liability company. Additionally, our development company does not intend to elect to be taxed as a corporation. Accordingly, all assets, operations and income of our development company will, for federal income tax purposes be deemed to be owned, carried on or earned by our management company.
     A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%) and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of our TRSs will also be subject to tax, either (i) to us if we do not pay the dividends received to our stockholders as dividends, or (ii) to our stockholders if we do pay out the dividends received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets, and we intend, to the extent necessary, to limit the activities of our management company and development company or take other actions necessary to satisfy the 20% value limit. We cannot, however, assure that we will always satisfy the 20% value limit or that the Internal Revenue Service will agree with the value we assign to our management company (including the value of our development company) and any other TRS we own an interest in.
     A TRS is not permitted directly or indirectly to operate or manage a “lodging facility.” A “lodging facility” is defined as a “hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis.” We have been advised by counsel that our management company will not be considered to operate or manage a lodging facility. Although our management company may lease certain of our student housing communities on a short-term basis during the summer months and occasionally during other times of the year, we have been advised that such limited short-term leasing will not cause our management company to be considered to directly or indirectly operate or manage a lodging facility. Counsel’s opinion is based in part on Treasury Regulations interpreting similar language applicable to other provisions of the Code. Treasury Regulations or other guidance specifically adopted for purposes of the TRS provisions might take a different approach, and, even absent such guidance, the Internal Revenue Service might take a view contrary to that of counsel. In such an event, we might be forced to change our method of operating our management company, which could adversely affect us, or could cause our management company to fail to qualify as a TRS, in which event we could fail to qualify as a REIT.
     We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a TRS for providing services that are non-customary, such as food services, cleaning, transportation, security and, in some cases, parking and services to unrelated parties (such as our third-party development and management services) that might produce income that does not qualify under the gross income tests described below. We might also hold certain properties in our management company or development company if we determine that the ownership structure of such properties may produce income that would not qualify for purposes of the REIT income tests described below. We may also use TRS subsidiaries to satisfy various lending requirements with respect to special purpose bankruptcy remote entities.

Requirements for Qualification as a REIT
     In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.
     Organizational Requirements
     In order to qualify for taxation as a REIT under the Code, we must:
•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

•	not be closely held; and

•	meet certain other tests, described below, regarding the nature of its income and assets.
     As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes and we are not closely held. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Securities—Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as unrelated business taxable income, or UBTI, if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “Treatment of Tax-Exempt Stockholders” below.
     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries
     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT which is not a TRS, then the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests set forth therein. If a partnership or limited liability company in which we own an interest takes or expects to take actions which could jeopardize our status as a REIT, or requires us to pay tax, we may be forced to dispose of our interest in that entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action within a period of time which would allow us to dispose of our interest in the respective entity or take other corrective action on a timely basis. In such a case, we would fail to qualify as a REIT.

     Operational Requirements—Gross Income Tests
     To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:
•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, dividends, interest, and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.
     The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:
•	The amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•	Rents received from a tenant will not qualify as “rents from real property” if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified), other than a TRS.

•	If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property.”

•	The REIT must not operate or manage the property or furnish or render services to tenants, other than through (a) a TRS or (b) an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. We may own up to 100% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties.
     All interest generally qualifies under the 95% Income Test. However, “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, in the case of a shared appreciation mortgage, any additional interest received on a sale of the secured property will be treated as gain from the sale of the secured property. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% income test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.
     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor.

We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.
     We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enter into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95% gross income test, but would be treated as non-qualifying income for purposes of the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.
     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard, however. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:
•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return following the discovery of our failure; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.
     It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “—Taxation of our Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.
     Operational Requirements—Asset Tests
     At the close of each quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets:
•	First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) interests in real property, including leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property, (e) stock in other REITs, and (f) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs; and

•	Fifth, no more than 25% of the value of our total assets may consist of securities (including securities of TRSs) that are not qualifying assets for purposes of the 75% asset test.

     For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that certain “straight debt” securities are not treated as “securities” for purposes of the 10% value test (for example, qualifying debt securities of a corporation if such securities are the only interests we or any TRS of ours owns in that corporation, or qualifying debt securities of a partnership if we own at least a 20% profits interest in the partnership).
     The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. Under the Jobs Creation Act of 2004, after the 30-day cure period, we may dispose of sufficient assets to cure a violation of the 5% test so long as such disposition does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. For violations due to reasonable cause that are larger than this amount, the Act would permit us to avoid disqualification as a REIT after the 30-day cure period by disposing of an amount of assets sufficient to meet the 5% test and paying a tax equal to the greater of $50,000 or the highest corporate tax rate times the taxable income generated by the non-qualifying asset. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.
     Operational Requirements—Annual Distribution Requirement
     In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments. While we must generally pay distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (i) they are declared before we timely file our federal income tax return for the taxable year in question, and if (ii) they are paid on or before the first regular distribution payment date after the declaration. Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.
     In addition, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for that year; (ii) 95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.
     We intend to make timely distributions sufficient to satisfy this requirement. However, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.
     If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.
     We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:
•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder’s long-term capital gains.
     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land. Were the Internal Revenue Service to challenge our characterization of a transaction or determination of our REIT taxable income successfully, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.
     Operational Requirements—Recordkeeping
     In order to continue to qualify as a REIT, we must maintain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.
Failure to Qualify as a REIT
     If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk factors—Federal Income Tax Risks.”
Taxation of U.S. Stockholders
     Definition
     In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:
•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
     For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

     Distributions Generally
     As long as we qualify as a REIT, dividends made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. stockholders as ordinary income. Except as provided below, these distributions are taxable to our stockholders in the year in which paid. Under current law, individuals receiving “qualified dividends,” which are dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for the lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRS, (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. Individual taxable U.S. stockholders should consult their own tax advisors to determine the impact of this legislation. Dividends of this kind will not be eligible for the dividends received deduction in the case of taxable U.S. stockholders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. stockholder has held his common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. stockholder may be eligible for preferential rates of taxation. Taxable U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
     To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. stockholder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. stockholder has in our common stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. stockholder’s adjusted basis in his common stock will be taxable as capital gains, provided that the common stock has been held as a capital asset.
     Dividends authorized by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that we actually pay the dividend in January of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.
     We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. stockholders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. stockholder required to include the designated amount in determining the stockholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. Taxable U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. stockholders will increase their basis in their common stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.
     Dividends made by us and gain arising from a taxable U.S. stockholder’s sale or exchange of our common stock will not be treated as passive activity income. As a result, taxable U.S. stockholders generally will not be able to apply any passive losses against that income or gain.
     When a taxable U.S. stockholder sells or otherwise disposes of our common stock, the stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the common stock for tax purposes. This gain or loss will be capital gain or loss if the U.S. stockholder has held the common stock as a capital asset. The gain or loss will be long-term gain or loss if the U.S. stockholder has held the common stock for more than one year. Long-term capital gain of an individual taxable U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a taxable U.S. stockholder when the stockholder sells or otherwise disposes of our common stock that the stockholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the stockholder from us which were required to be treated as long-term capital gains.
     Information Reporting Requirements and Backup Withholding for U.S. Stockholders
     Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:
•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.
     Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.
Treatment of Tax-Exempt Stockholders
     Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any unrelated business taxable income, or UBTI, as defined in the Code. Our payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.
     In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.
     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders
     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common shares, including any reporting requirements.
     Ordinary Dividends
     Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. stockholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the common stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. stockholder in the same manner as U.S. stockholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, Internal Revenue Service Form W-8 BEN) is filed with us or the appropriate withholding agent or (b) the non-U.S. stockholder files an Internal Revenue Service Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business.
     Dividends to a non-U.S. stockholder that are designated by us at the time of the dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.
     Return of Capital
     Dividends in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. stockholder to the extent that they do not exceed the adjusted basis of the non-U.S. stockholder’s common stock. Dividends of this kind will instead reduce the adjusted basis of the common stock. To the extent that dividends of this kind exceed the adjusted basis of a non-U.S. stockholder’s common stock, they will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a dividend is made whether the dividend will be in excess of current and accumulated earnings and profits, withholding will apply to the dividend at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the Internal Revenue Service if it is subsequently determined that the dividend was, in fact, in excess of our current accumulated earnings and profits.
     Capital Gain Dividend
     For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. stockholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. stockholders will be taxed on the dividends at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. stockholders that are individuals. We are required by applicable Treasury Regulations under this statute to withhold 35% of any dividend that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a dividend made before the day we actually effect the designation, then although the dividend may be taxable to a non-U.S. stockholder, withholding does not apply to the dividend under this statute. Rather, we must effect the 35% withholding from dividends made on and after the date of the designation, until the dividends so withheld equal the amount of the prior dividend designated as a capital gain dividend. The non-U.S. stockholder may credit the amount withheld against its U.S. tax liability.

     Under the American Jobs Creation Act of 2004, if we qualify as a REIT and our common stock remains regularly traded on an established U.S. securities market, then any capital gain distribution made to a non-U.S. stockholder who did not own more than five percent of such common stock at any time during the taxable year will not be treated as gain effectively connected with a U.S. business under the Foreign Investment in Real Property Tax Act of 1980. Any capital gain distribution to such a non-U.S. stockholder will, for federal income tax purposes, be treated as an ordinary dividend to the extent of our current and accumulated earnings and profits, or as a return of capital or sale of common stock to the extent the distribution exceeds our current and accumulated earnings and profits (see “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Return of Capital” above). We expect our common stock to continue to be regularly traded on an established U.S. securities market. Accordingly, non-U.S. stockholders that do not own more than five percent our common stock during the taxable year would be eligible for ordinary dividend treatment under this legislation.
     Sales of Common Stock
     Gain recognized by a non-U.S. stockholder upon a sale or exchange of our common stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a “domestically controlled REIT.” A domestically controlled REIT is generally a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe that we will be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of our common stock. Because our stock is publicly traded, however, no assurance can be given that we will qualify as a domestically controlled REIT at any time in the future. Gain to which this statute does not apply will be taxable to a non-U.S. stockholder if investment in the common stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is an alien individual who is present in the United States for 183 days or more, or who is otherwise deemed a resident of the U.S., during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.
     If we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. stockholder’s sale of common stock only if the selling non-U.S. stockholder owned more than 5% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned the common stock sold or the five-year period ending on the date when the stockholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
     Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders
     Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.
Statement of Stock Ownership
     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
     We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of us, our operating partnership, our University

Towers Partnership, any of our TRSs and any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.
Compliance with Section 409A of the Code
     As part of our strategy for compensating employees, directors, officers, executives and other individuals, we will issue equity-based compensation such as (1) options to purchase our common stock, (2) restricted common stock subject to vesting, and (3) profits interest units in an entity that holds interests of our operating partnership. Additionally, while we have no current intention to do so, we may issue stock appreciation rights or restricted stock units under our 2004 Incentive Plan. Each of these methods for compensating individuals may constitute “nonqualified deferred compensation plans” under Section 409A of the Code.
     Section 409A of the Code applies to plans, agreements and arrangements that meet the definition of “nonqualified deferred compensation plans” as defined in this new provision. Under Section 409A, to avoid adverse tax consequences, “nonqualified deferred compensation plans” must meet certain requirements regarding, among other things, the timing of distributions or payments and the timing of agreements or elections to defer, and must also prohibit any possibility of acceleration of distributions or payments.
     Based on the statutory language, Congressional committee reports and proposed regulations issued by the U.S. Treasury Department it appears that stock appreciation rights and restricted stock units will likely constitute “nonqualified deferred compensation plans” for purposes of these provisions. It is also possible that restricted stock and some stock options (those with an exercise price that is less than the fair market value of the underlying stock as of the date of grant) could be considered as “nonqualified deferred compensation plans” for these purposes.
     If Section 409A applies to any of the awards issued under our 2004 Incentive Plan, or any other arrangement or agreement that we may make, and if the award, arrangement or agreement does not meet the timing and other prohibition requirements of Section 409A, then the following onerous tax consequences will result. All amounts deferred will be currently taxable to the recipient to the extent such amounts are not subject to a substantial risk of forfeiture and have not previously been included in the gross income of the affected individual. Interest on the resulting tax deficiency at the statutory underpayment rate plus one percentage point will be due on any resulting tax underpayments, computed as if the compensation had been included in the income of the recipient and taxed when first deferred (or, if later, when no longer subject to a substantial risk of forfeiture). Finally, a 20% additional tax would be imposed on the amounts required to be included in income.
     If the affected individual is our employee, we will be required to withhold federal income taxes on the amounts taxable to the employee even though there is no payment from which to deduct this amount. If this were to occur, we would be liable for such amounts but might have no source for reimbursement from the employee. We also will be required to report all amounts that are deferred on an appropriate form (W-2 or 1099). This is required irrespective of whether such deferred amounts are subject to the Section 409A rules. If we fail to do so, we could be liable for various employment tax penalties.
     It is our current intention not to issue any award, or enter into any agreement or arrangement that would be considered “nonqualified deferred compensation plan” under Section 409A, unless the award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute and legislative history, that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A.
     Moreover, if we conclude, whether due to guidance contained in regulations finalized or hereafter issued by the Treasury Department or otherwise, that an award or arrangement we have previously entered into is subject to these rules, it is our intention either to terminate or modify such award or arrangement during the statutorily-mandated transitional period so that either Section 409A would not apply to such award or arrangement, or that such arrangement complies with Section 409A’s timing and prohibition requirements. Although we intend to avoid the application of Section 409A, we can offer no assurance that we will be successful in avoiding the adverse tax consequences that would result if we are unsuccessful in these efforts.

CONVERSION OF LIMITED PARTNERSHIP UNITS
     On January 31, 2005, our operating partnership and our University Towers partnership issued limited partnership units to certain of the selling stockholders in connection with the JPI Acquisition, the A&O Acquisition and the University Towers Acquisition. The rights of the unit holders to redeem their units, including our rights to effect the redemption through a conversion of the units into shares of our common stock, are set forth in the applicable operating partnership agreement of our operating partnership or University Towers partnership. Holders of limited partnership units have the right to require our operating partnership or University Towers partnership, as applicable, to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. Alternatively, we may elect to acquire those units in exchange for shares of our common stock. Our acquisition will generally be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. Limited partners who hold units may exercise this redemption right once per calendar quarter, a minimum of 1,000 units (or all units owned if less than 1,000 units), at any time following the one-year anniversary of such limited partner’s acquisition of its units, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Securities – Restrictions on Ownership and Transfer.” See “Partnership Agreement of Education Realty Operating Partnership, LP – Redemption/Exchange Rights” and “Partnership Agreement of University Towers Operating Partnership LP — Redemption/Exchange Rights.”
PLAN OF DISTRIBUTION
     This prospectus relates to the possible offer and sale from time to time of shares of our common stock by the selling stockholders. We have registered the shares for resale to provide the selling stockholders with freely tradable securities. However, registration of the shares of common stock does not necessarily mean that the selling stockholders will offer or sell any of the shares. Additionally, this prospectus relates to our possible issuance of the shares of common stock upon redemption of the limited partnership units in our operating partnership and our University Towers partnership issued to the selling stockholders and to our issuance of common stock upon exercise of the JPI Warrants. We will not receive any proceeds from the offering or sale of shares by the selling stockholders or upon the issuance of our common stock in connection with the redemption of the limited partnership units in our operating partnership or University Towers partnership. In the event the holder of the JPI Warrant exercises the JPI Warrant, we will receive the exercise price as provided in the JPI Warrant. However, we will not receive any proceeds from the holder’s sale of the shares of common stock issued upon such exercise.
     Any selling stockholders, including any donees, pledgees, transferees or other successors-in-interest, may from time to time, in one or more transactions, sell all or a portion of the shares registered hereby on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the common stock is listed or traded, in privately negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares registered hereby from time to time will be determined by the selling stockholders and, at the time of determination, may be higher or lower than the market price of the common stock on the New York Stock Exchange.
     In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of shares registered hereby for whom they may act as agents, and underwriters may sell shares registered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of shares registered hereby may be entitled to indemnification by us against specific liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
     The shares registered hereby may be sold by the selling stockholders directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the shares registered hereby may be sold by the selling stockholders include: (1) block trades in which the broker-dealer so engaged will attempt to sell the shares registered hereby as agent but may position and resell a portion of the block as principal to facilitate the transaction; (2) purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; (3) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (4) an exchange distribution in accordance with the rules of the New York Stock Exchange; (5) privately negotiated transactions; (6) underwritten transactions; (7) short sales; (8) through the writing of options on the securities whether or not the options are listed on an option exchange; (9) through the distribution of the securities by any selling stockholder to its partners, members or stockholders; or (10) any combination of any of these methods of sale.
     From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
     Any selling stockholder that is identified as a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder obtained the stock as compensation for services. In addition, any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the common stock by selling stockholders who are deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act.
     The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principals any unsold securities at the stipulated price. Broker-dealers who acquire securities as principles and may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
     To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer(s), the name(s) of the selling stockholder(s) and of the participating agent, underwriter or broker-dealer(s), specific common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.
     The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     When a selling stockholder elects to make a particular offer of shares registered hereby, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholder and any other required information.
     In order to comply with state securities laws, if applicable, the shares registered hereby may be sold only through registered or licensed brokers or dealers. In addition, in specific states, the shares registered hereby may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

     The selling stockholders may transfer the securities by gift. The selling stockholders also may sell the securities in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus regardless of whether the securities are covered by the prospectus.
     We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the shares being registered hereby, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and our accountants. The selling stockholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares registered hereby.
     We have agreed to indemnify in certain circumstances, the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
LEGAL MATTERS
     Certain legal matters will be passed upon for us by Morris, Manning & Martin, LLP, Atlanta, Georgia. Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock sold and certain other matters of Maryland law, including legal matters in connection with our status as a REIT for federal income tax purposes. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
     The financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The combined statement of certain revenues and certain expenses of the Place Portfolio, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.
     The statement of certain revenues and certain expenses of the Campus Lodge of Gainesville, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.
     The combined statements of revenues and certain expenses of the Murfreesboro properties incorporated by reference in this prospectus from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 25, 2006, has been audited by Reznick Group, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing..
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.
     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to the content of any contract or other document of ours referred to in the prospectus, the reference may not be complete.

     You can read our registration statement and our Securities and Exchange Commission filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.
     The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-32417)	Year ended December 31, 2004
Quarterly Report on Form 10-Q (File No. 001-32417)	Quarter ended March 31, 2005
Quarterly Report on Form 10-Q (File No. 001-32417)	Quarter ended June 30, 2005
Quarterly Report on Form 10-Q (File No. 001-32417)	Quarter ended September 30, 2005

Document	Dated
April 8, 2005
April 12, 2005
May 10, 2005
June 8, 2005
July 11, 2005
Current Reports on Form 8-K, including amendments on Form 8-K/A (File No. 001-32417)	August 16, 2005
September 14, 2005
September 15, 2005
September 27, 2005
October 5, 2005
October 11, 2005
November 14, 2005
January 3, 2006
January 12, 2006
January 25, 2006
January 25, 2006
February 2, 2006

Document	Dated
Definitive Proxy Statement on Schedule 14A (File No. 001-32417)	April 29, 2005
     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.
     If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, Attn: Investor Relations, (901) 259-2500.

6,271,229 Shares
Education Realty Trust, Inc.
Common Stock
PROSPECTUS
___, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$8,982
Printing and engraving expenses	$20,000
Legal fees and expenses	$60,000
Accounting fees and expenses	$110,000
Blue Sky fees and expenses	$—
Miscellaneous expenses	$3,018

Total	$192,000
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Our charter contains a provision permitted under Maryland law that eliminates each director’s and officer’s personal liability to us or our stockholders for monetary damages to the maximum extent permitted under Maryland law. Under current Maryland law, the liability of our directors and officers to us or our stockholders for monetary damages may be eliminated, except for liability resulting either from acts of active and deliberate dishonesty established by final judgment as material to the cause of action or from the actual receipt of an improper benefit or profit in money, property or services.
     Our charter authorizes our company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise. Our bylaws provide that we shall, to the maximum extent permitted by Maryland law, indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Our charter and bylaws also permit us with the approval of the board of directors to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification.
     Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, Maryland law requires us, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the bylaws and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
     We entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.
ITEM 16. EXHIBITS.

Exhibit No.

4.1*	Form of Certificate for Common Stock of Education Realty Trust, Inc.

5.1	Opinion of Venable LLP with respect to the legality of the common stock being registered

8.1	Opinion of Morris, Manning & Martin, LLP with respect to tax matters

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Reznick Group, P.C.

23.3	Consent of Venable LLP (included in Exhibit 5.1)

23.4	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the Signature Page)

*	Incorporated by reference to our Registration Statement on Form S-11 (File No. 333- 119264).
ITEM 17. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act, to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining our liability under the Securities Act, to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of us relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (d) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 7, 2006.

EDUCATION REALTY TRUST, INC.
By:	/s/ Paul O. Bower
Paul O. Bower
President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Paul O. Bower Paul O. Bower	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 7, 2006

/s/ Randall H. Brown Randall H. Brown	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	February 7, 2006

/s/ J. Drew Koester J. Drew Koester	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 7, 2006

* Monte J. Barrow	Director	February 7, 2006

Director
William J. Cahill, III

* Randall L. Churchey	Director	February 7, 2006

* John L. Ford	Director	February 7, 2006

*By:	/s/ Paul O. Bower

Paul O. Bower Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.

4.1*	Form of Certificate for Common Stock of Education Realty Trust, Inc.

5.1	Opinion of Venable LLP with respect to the legality of the common stock being registered

8.1	Opinion of Morris, Manning & Martin, LLP with respect to tax matters

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Reznick Group, P.C.

23.3	Consent of Venable LLP (included in Exhibit 5.1)

23.4	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the Signature Page)

*	Incorporated by reference to our Registration Statement on Form S-11 (File No. 333- 119264).